YUM! BRANDS INC. INITIATES REVIEW OF STRATEGIC OPTIONS FOR PIZZA HUT TO MAXIMIZE SHAREHOLDER VALUE AND HELP IT REACH ITS FULL POTENTIAL

Louisville, Ky. November 4, 2025 – Yum! Brands, Inc. (NYSE: YUM) today announced the initiation of a formal review of strategic options for the Pizza Hut brand. The intent is for Pizza Hut to reach its full potential for the benefit of its franchisees, consumers, and employees and to maximize value for Yum! shareholders. The review will explore a range of strategic options while Pizza Hut continues to focus on near-term business imperatives.

“Pizza Hut is a beloved global brand and industry innovator that connects people through the joy of pizza, and we are confident in its long-term future,” said Chris Turner, Chief Executive Officer, Yum! Brands Inc. “Pizza Hut has many strengths — including deep consumer love, a global footprint, strong growth in many markets, a talented team, and an increasingly powerful technology platform.”

“The Pizza Hut team has been working hard to address business and category challenges; however, Pizza Hut’s performance indicates the need to take additional action to help the brand realize its full value, which may be better executed outside of Yum! Brands,” Turner continued. “To truly take advantage of the brand we’ve built and the opportunities ahead, we’ve made the decision to initiate a thorough review of strategic options.”
Yum! Brands, Inc. has not set a deadline or definitive timetable for the completion of the strategic options review, and there can be no assurance this review will result in any specific outcome or transaction. The Company does not intend to comment or make further announcements unless it determines that further disclosure is appropriate or necessary.

Yum! Brands, Inc., has retained Goldman Sachs and Barclays as financial advisers for this strategic review.

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 62,000 restaurants in more than 155 countries and territories under the Company’s concepts – KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-inspired food and pizza categories, respectively. Habit Burger & Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America, Newsweek’s list of America’s Most Responsible Companies, USA Today’s America’s Climate Leaders and 3BL’s list of 100 Best Corporate Citizens. In 2025, the Company was recognized among TIME magazine’s list of Best Companies for Future Leaders. In addition, KFC, Taco Bell and Pizza Hut led Entrepreneur's Top Global Franchises 2024 list and were ranked in the first 25 of Entrepreneur’s 2025 Franchise 500, with Taco Bell securing the No. 1 spot in North America for the fifth consecutive year.

Forward-Looking Statements
This release contains forward-looking information, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Yum’s exploration of strategic alternatives for Pizza Hut and about the prospects and opportunities for Pizza Hut. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the possibility that the company may not be able to help Pizza Hut realize its full value through strategic alternatives; the possibility that the company may not be able to consummate, at all or within any specified time period, any proposals for strategic alternatives for Pizza Hut that may result from its evaluation due to, among other things, market, regulatory and other factors; the potential for disruption to the company’s business resulting from the evaluation of strategic alternatives for Pizza Hut; Yum’s ability to retain and hire key personnel and maintain relationships with suppliers, employees, shareholders and other business relationships; the risk the strategic alternatives review could divert the attention and time of Yum management; unexpected costs or expenses resulting from the strategic alternatives review; litigation relating to the strategic alternatives review; the uncertainties and variables inherent in business, operating and financial performance, including, among other things, competitive developments and general economic, political, business, industry, regulatory and market conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and our actual results could differ materially from those indicated by those statements. Factors that could cause actual results and events to differ materially from our expectations and forward-looking statements are, in addition to those noted above, including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We disclaim and do not undertake any obligation to update or revise any of these forward-looking statements, except as may be required by applicable law or regulation.

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Contacts
Analysts are invited to contact:
Matt Morris, Head of Investor Relations, at 888/298-6986

Members of the media are invited to contact:
Lori Eberenz, Director of Public Relations, at 502/874-8200